ARPAC MARLEN INTERNATIONAL FMH CONVEYORS MESPACK OHLSON HAMER-FISCHBEIN FISCHBEIN INTERNATIONAL Mike Kachmer January 25, 2018 To all Key Technology employees: This morning we announced that Duravant has signed a definitive agreement to acquire Key Technology. I am excited that our new partnership will bring two world- class organizations together, and I look forward to welcoming you to the Duravant family of operating companies. Key is a very important addition to Duravant and expands our reach as an engineered equipment and automation solutions leader in the food processing, packaging and material handling sectors. Key’s commitment to designing and manufacturing highly innovative equipment, delivering exemplary service and support, and exceeding customer expectations echo Duravant’s core values and mission to deliver unrivaled performance in everything we do. This partnership is a result of each employee’s hard work and dedication to making Key a leader within the end markets it serves. You should take pride in Key’s success at driving innovation and global expansion. Together with Duravant, the future is even brighter. Organizationally, Key will be a distinct Operating Company with Jack reporting directly to me. And while the prospects for Key as a stand-alone business remain bright, we certainly expect all of our operating companies to benefit from being part of the same family. I look forward to visiting Key’s facilities in the coming weeks after we finalize this great partnership. Best Regards, Mike Kachmer President & CEO DURAVANT Follow us on

ARPAC 2 MARLEN INTERNATIONAL HAMER-FISCHBEIN FISCHBEIN INTERNATIONAL MESPACK FMH CONVEYORS Additional Information The tender offer described in this document has not yet commenced. This document is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. At the time the tender offer is commenced, Duravant LLC (“Duravant”) and its wholly owned subsidiary, Cascade Merger Sub, Inc., intend to file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Key Technology, Inc. (“Key Technology”) intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Duravant, Cascade Merger Sub, Inc. and Key Technology intend to mail these documents to the Key Technology shareholders. Investors and shareholders should read those filings carefully as they contain important information about the tender offer. Those documents may be obtained without charge at the SEC’s website at www.sec.gov. The offer to purchase and related materials may also be obtained (when available) for free by contacting the information agent for the tender offer. Cautionary Statement Regarding Forward-Looking Statements This document contains forward-looking information related to Duravant, Key Technology and the proposed acquisition of Key Technology by Duravant that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, anticipated earnings accretion and growth rates, Duravant’s and Key Technology’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Duravant and Key Technology, Duravant’s and Key Technology’s products, and the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of Key Technology’s shareholders will tender their shares in the tender offer and the possibility that the acquisition does not close; risks relating to the possibility that a competing proposal will be made; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; competitive developments; and other risks and uncertainties discussed in Key Technology’s filings with the SEC, including the “Risk Factors” and “Information Concerning Forward-Looking Statements” sections of Key Technology’s most recent annual report on Form 10-K. You can obtain copies of Key Technology’s filings with the SEC for free at the SEC’s website (www.sec.gov). Other factors that may cause actual results to differ materially include those that will be set forth in the Tender Offer Statement on Schedule TO, the Solicitation/Recommendation Statement on Schedule 14D-9 and other tender offer documents filed by Duravant and Cascade Merger Sub, Inc. and Key Technology. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement. Many of these factors are beyond Duravant’s and Key Technology’s control. Unless otherwise required by applicable law, Duravant and Key Technology disclaim any intention or obligation to update forward-looking statements contained in this document as the result of new information or future events or developments.

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DURAVANT


Mike Kachmer

25 januari 2018

Aan alle medewerkers van Key Technology:

Vanmorgen hebben we aangekondigd dat Duravant een definitieve overeenkomst heeft getekend voor de overname van Key Technology. Ik ben verheugd dat ons nieuwe partnerschap twee organisaties van wereldklasse samenbrengt en ik kijk ernaar uit u te verwelkomen in de Duravant-familie van werkmaatschappijen.

Key is een zeer belangrijke toevoeging aan Duravant en vergroot ons bereik als een leider in ontwikkelde apparatuur en geautomatiseerde oplossingen in de voedselverwerking, verpakking en materiaal verwerking sectoren. De toewijding van Key aan het ontwerpen en produceren van zeer innovatieve apparatuur, het leveren van uitstekende service en ondersteuning en het overtreffen van de verwachtingen van klanten, weerspiegelen de kernwaarden en missie van Duravant om ongeëvenaarde prestaties te leveren bij alles wat we doen.

Deze samenwerking is het resultaat van het harde werk van iedere medewerker en de toewijding om van Key een leider te maken binnen de eindmarkten die zij bedient. U kunt trots zijn op het succes van Key bij het stimuleren van innovatie en wereldwijde expansie. Samen met Duravant is de toekomst nog rooskleuriger.

Organisatorisch zal Key een aparte werkmaatschappij zijn met Jack die rechtstreeks aan mij rapporteert. En hoewel de vooruitzichten voor Key als op zichzelf staande onderneming rooskleurig blijven, verwachten we zeker dat al onze werkmaatschappijen zullen profiteren van het feit dat ze deel uitmaken van dezelfde familie.

Ik kijk ernaar uit om de faciliteiten van Key, de komende weken te bezoeken nadat we deze geweldige samenwerking hebben afgerond.

Hartelijke groeten,

Mike Kachmer
President & CEO
DURAVANT
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